EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Jackson Financial Inc.
(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Depositary Shares Each Representing a 1/1,000th Interest in a Share of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	457(o)	24,000,000	$25.00	$600,000,000	0.0001102	$66,120.00
	Equity	Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A	457(o)	(2)	(2)	(2)	0.0001102	(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$600,000,000		$66,120.00
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$66,120.00

(1) Reflects the potential additional issuance of 2,000,000 Depositary Shares pursuant to the exercise in full of the underwriters’ over-allotment option.

(2) No separate consideration will be payable in respect of shares of Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A, which are issued in connection with this offering.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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